CUMBERLAND PHARMACEUTICALS REPORTS
THIRD QUARTER 2021 FINANCIAL RESULTS & COMPANY UPDATE
NASHVILLE, Tennessee (Tuesday, November 9, 2021) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company, today is providing a company update and third quarter 2021 financial results. Net revenues from continuing operations during the quarter were $8.1 million and totaled $27.7 million for the first nine months of 2021, up 1.8% compared to the same period in 2020. The company also recorded an additional $0.5 million in revenue during the third quarter and $1.5 million year to date, associated with divested product rights for two brands it is no longer distributing.
The Company's financial position included $87.6 million in total assets, with $25.8 million in cash, $41 million of total liabilities, and $46.8 million of shareholders’ equity at the end of the quarter.
“We delivered another steady quarterly performance when factoring in the challenges of operating during the pandemic,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “Our diversified portfolio has been critical in keeping our forward progress during this time, and we are seeing signs that things are slowly starting to return to a more normal operating environment. Our team remains committed to advancing our mission of improving patient care through the delivery of high-quality medicines through the end of the year and beyond.”
RECENT COMPANY DEVELOPMENTS:
RediTrex Launch
In late 2019, Cumberland received approval from the U.S. Food and Drug Administration (“FDA”) for its New Drug Application for RediTrex, the Company’s methotrexate product line. RediTrex is a new line of pre-filled syringes specifically designed for ease of handling and dosing accuracy for the subcutaneous administration of methotrexate in patients with arthritis and psoriasis.
In late 2020, the Company received initial product supplies and then provided shipments of RediTrex to select accounts. Due to the pandemic, Cumberland delayed the national launch of the product, which was implemented during the third quarter of 2021.
RediTrex treats patients with severe, active rheumatoid arthritis, and polyarticular juvenile idiopathic arthritis who have difficulty tolerating or responding to orally delivered methotrexate. It is also approved for symptomatic control of severe, recalcitrant, disabling psoriasis in adults who are not adequately responsive to other forms of therapy.
With more than 54 million Americans living with some form of arthritis, the disease is among the most common causes of work disability in the U.S., according to the CDC. The oral form of methotrexate is typically the first line of treatment for rheumatoid arthritis. As the disease progresses, the dose must be increased to stay effective, often causing intolerable gastrointestinal side effects. Injectable methotrexate has been proven to be more effective than oral delivery, with fewer gastrointestinal reactions. Because of the increased efficacy and tolerability, injectable methotrexate can delay the need to move to costly biologics, lowering overall patient treatment costs. Once disease progression requires the use of biologics, continuing the treatment of injectable methotrexate along with the biologic has been shown to increase overall efficacy.
Other injectable methotrexate options available may not optimally meet the needs of an arthritis patient. Patients are offered either a vial and syringe for self-injection, or the use of an expensive autoinjector. The vial and syringe method can be difficult for a patient to handle due to limited dexterity in their hands. Additionally, obtaining the exact dose needed while preventing skin exposure to the caustic methotrexate can be quite challenging for many patients. The autoinjectors provide a better alternative to the vial and syringe, but they remove injection control from the patient and can be painful to administer. They are also the most expensive methotrexate delivery.
ESG Report
In July 2021, Cumberland released its second annual Sustainability Report (the "2020 Sustainability Report"), which details the Company’s activities pertaining to its environmental, social and governance (“ESG”) matters. After issuing its inaugural ESG report last year (the "2019 Sustainability Report"), Cumberland remains committed to sustainability and to maintaining transparency of its corporate operations. As the largest biopharmaceutical company founded and headquartered in the Mid-South, the Company holds itself to the highest standards of ethical practices and understand the importance of recognizing and addressing its impact on its constituents, the community and the environment.
The 2020 Sustainability Report notes that Cumberland provided nearly 2.5 million patient doses of its products, safely disposed of over 4,000 pounds of expired and damaged products and had no product recalls. Cumberland also had no Company brands listed on the FDA’s MedWatch Safety Alerts for Human Medical Products, no Company product issues identified by FDA from their Adverse Event Reporting System and no clinical trials terminated due to failure to practice good clinical standards.
The 2020 Sustainability Report also highlights several initiatives Cumberland implemented as part of its commitment to delivering high-quality pharmaceutical products to improve patient care. For example, the Company continued a program to serialize all commercial products sold in the United States, allowing it to track every unit distributed, which helps to prevent counterfeit drugs from entering the market under the Cumberland brand. In addition, through its coupon program, Cumberland can cover up to 90% of patient prescription costs for its gastrointestinal products.
The 2020 Sustainability Report also highlights Cumberland’s investment in its employees through its continuing education programs, employee development initiatives and employee recognition awards. Cumberland’s workforce is 46% women – and 18% of its employees are minorities.
Ifetroban Clinical Studies
Cumberland has been evaluating its ifetroban product candidate in a series of clinical studies. The Company is sponsoring Phase II clinical programs to evaluate its ifetroban product candidates in 1) patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, a rare, fatal, genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles, 2) Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 3) Aspirin-Exacerbated Respiratory Disease, a severe form of asthma.

Enrollment in these clinical studies was interrupted due to the COVID-19 pandemic. However, many of Cumberland’s clinical study sites have reopened and resumed screening of patients for potential participation into its studies. The Company is awaiting results from the studies underway before deciding on the best development path for the registration of ifetroban, its first new chemical entity.
In September 2021, Cumberland’s Board of Directors approved a new clinical program for the use of ifetroban to treat Progressive Fibrosing Interstitial Lung Diseases (“PF-ILDs”). Nonclinical studies are complete, and the resulting manuscript has been prepared and submitted for publication. A Phase II clinical study is planned and an application to the FDA is in preparation to support this new clinical program.
Additional pilot preclinical and clinical studies of ifetroban are underway, including several investigator-initiated trials.
Hyponatremia Publication
The Health Outcome Predictive Evaluation (HOPE) COVID-19 Registry Analysis, an international study of over 4,000 patients published in November 2020, found that patients hospitalized with COVID-19 had a high risk of developing hyponatremia. These COVID-19 patients also had a higher incidence of mortality due to their hyponatremia. The study results support the use of an intravenous vaptan to treat hyponatremia in critically ill patients afflicted with COVID-19.
Hyponatremia, an imbalance of serum sodium to body water, is the most common electrolyte disorder among hospitalized patients. Cumberland’s Vaprisol product is one of two branded prescription products indicated for the treatment of hyponatremia, and the only intravenously administered branded treatment. Vaprisol has a proven day-1 response rate to normalize serum sodium levels in hyponatremic patients and move them out of the Intensive Care Unit as efficiently as possible.
New Line of Credit
On October 28, 2021, Cumberland entered into a Fourth Amendment to the Revolving Credit Note and Fifth Amendment ("Fifth Amendment") to the Revolving Credit Loan Agreement with Pinnacle Bank (the "Pinnacle Agreement"). The original Pinnacle Agreement was dated July 31, 2017 and the Fifth Amendment extended the term of the loan agreement for a three-year period ending October 1, 2024. The facility provides for a principal available for borrowing of up to $15 million and an opportunity to request an increase in availability to $20 million, upon the satisfaction of certain conditions and approval by Pinnacle Bank. The interest rate on funds borrowed under the facility ranges from 30-day LIBOR plus 175 to 275 basis points depending on the funded debt ratio.

Vibativ International Agreements
1.On August 25, 2021, Cumberland signed an agreement with Verity Pharmaceuticals International Limited to license and commercialize Vibativ in Puerto Rico. Verity is a specialty pharmaceutical company with commercial operations in the U.S. and Canada.

Vibativ is a patented, FDA-approved injectable anti-infective for the treatment of certain serious bacterial infections, including hospital-acquired and ventilator-associated bacterial pneumonia, and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. In November 2018, Cumberland reached an agreement to acquire Vibativ from Theravance Biopharma and assume global responsibility for the product.
2.SciClone Pharmaceuticals (Holdings) Limited has licensed Cumberland’s Vibativ product for sale and distribution in China. In February 2021, SciClone completed an initial public offering and listing of their shares on the Hong Kong stock exchange. During the third quarter of 2021, SciClone submitted an application to the Chinese regulatory authority for the approval of Vibativ in that country. In September 2021, the filing was accepted by the regulatory agency for review. SciClone expects a review period of up to twelve months for their application and believes that the potential for Vibativ in China may be significant.

FINANCIAL RESULTS:
Net Revenues: For the three months ended September 30, 2021, net revenues from ongoing operations were $8.1 million, compared to $9.3 million for the prior year period. The company also recorded an additional $0.5 million in revenue during the third quarter associated with divested rights to products that the company no longer distributes.
Net revenue by product for the third quarter 2021, included $4.0 million for Kristalose®, $1.9 million for Vibativ® , $1.3 million for Caldolor®, and $0.3 million for Vaprisol®.
Year-to-date 2021 net revenues were $27.7 million, up 1.8% from $27.2 million during the first nine months of 2020. There were additional revenues of $1.5 million in 2021 associated with the divested product rights.
Year-to-date 2021 net revenues by product were $12.3 million for Kristalose®, $8.8 million for Vibativ®, $3.7 million for Caldolor® and $1.9 million for Vaprisol®.
Operating Expenses: Total operating expenses for the three months ended September 30, 2021, were $9.6 million, compared to $10.5 million during the prior year period.
Earnings: Net income (loss) for the third quarter 2021 was $(1.1) million or $(0.07) a share, compared to $(0.5) million or $(0.03) a share for the prior year period. Adjusted earnings (loss) for the third quarter was $(0.3) million, compared to $0.2 million for the prior year period.
Year-to-date net income (loss) in 2021 was $0.3 million, compared to $(2.5) million for the same period last year. Adjusted earnings for the first nine months of 2021 were $0.7 million, compared to an adjusted loss of $(0.3) million during the same period in 2020.
Balance Sheet: At September 30, 2021, Cumberland had $87.6 million in total assets including $25.8 million in cash and cash equivalents. Total liabilities were $41 million, including $15 million outstanding on the Company's revolving line of credit, resulting in total shareholders' equity of $46.8 million.

CONFERENCE CALL & WEBCAST:
A conference call and live internet webcast will be held on Tuesday, November 9, at 4:30 p.m. Eastern Time to discuss the results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 9476299. The live webcast and rebroadcast can be accessed via Cumberland’s website at https://investor.cumberlandpharma.com/events-calendar.
ABOUT CUMBERLAND PHARMACEUTICALS:
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of branded prescription products to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care, gastroenterology and rheumatoid arthritis markets.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;
•Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•RediTrex® (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
The Company also has Phase II clinical programs underway evaluating its product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy, Systemic Sclerosis, and Aspirin-Exacerbated Respiratory Disease.
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.

About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure, natural disasters, public health epidemics, and other events beyond our control as more fully discussed in the Company's most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contacts:
Shayla Simpson	Molly Aggas	Bailee Mulder
Cumberland Pharmaceuticals	Dalton Agency	Dalton Agency
(615) 255-0068	(704) 641-6641	(615) 515-4885

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,843,231	$24,753,796
Accounts receivable, net	9,850,530	12,377,713
Inventories	10,262,769	10,638,157
Prepaid and other current assets	1,259,098	2,199,926
Total current assets	47,215,628	49,969,592
Non-current inventories	9,476,737	11,656,742
Property and equipment, net	493,488	574,169
Intangible assets, net	24,918,830	28,118,316
Goodwill	882,000	882,000
Operating lease right-of-use assets	1,282,275	2,028,148
Other assets	3,301,816	3,234,338
Total assets	$87,570,774	$96,463,305
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,233,383	$13,396,286
Operating lease current liabilities	1,094,187	1,016,779
Other current liabilities	7,617,913	11,254,381
Total current liabilities	17,945,483	25,667,446
Revolving line of credit	15,000,000	15,000,000
Operating lease noncurrent liabilities	229,605	1,059,693
Other long-term liabilities	7,749,421	7,862,772
Total liabilities	40,924,509	49,589,911
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,850,526 and 14,988,429 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	48,612,935	49,121,523
Retained earnings (deficit)	(1,790,903)	(2,131,013)
Total shareholders’ equity	46,822,032	46,990,510
Noncontrolling interests	(175,767)	(117,116)
Total equity	46,646,265	46,873,394
Total liabilities and equity	$87,570,774	$96,463,305

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net revenues	$8,072,540	$9,250,689	$27,665,182	$27,179,600
Costs and expenses:
Cost of products sold	1,328,027	2,142,839	5,486,005	6,387,002
Selling and marketing	3,800,288	3,587,842	11,709,445	11,160,924
Research and development	1,453,873	1,230,335	4,071,638	4,374,392
General and administrative	2,039,799	2,381,273	6,367,438	6,608,321
Amortization	1,013,948	1,117,086	3,354,080	3,284,610
Total costs and expenses	9,635,935	10,459,375	30,988,606	31,815,249
Operating income (loss)	(1,563,395)	(1,208,686)	(3,323,424)	(4,635,649)
Interest income	7,394	12,004	19,411	70,553
Other income	—	—	2,187,140	—
Interest expense	(20,021)	(75,210)	(70,297)	(227,730)
Income (loss) from continuing operations before income taxes	(1,576,022)	(1,271,892)	(1,187,170)	(4,792,826)
Income tax (expense) benefit	(7,458)	(3,728)	(22,375)	(45,423)
Net income (loss) from continuing operations	(1,583,480)	(1,275,620)	(1,209,545)	(4,838,249)
Discontinued operations	496,787	777,916	1,491,004	2,334,811
Net income (loss)	(1,086,693)	(497,704)	281,459	(2,503,438)
Net (income) loss at subsidiary attributable to noncontrolling interests	31,415	15,967	58,651	47,806
Net income (loss) attributable to common shareholders	$(1,055,278)	$(481,737)	$340,110	$(2,455,632)
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.10)	$(0.08)	$(0.08)	$(0.31)
- Discontinued operations - basic	0.03	0.05	0.10	0.15
	$(0.07)	$(0.03)	$0.02	$(0.16)

- Continuing operations - diluted	$(0.10)	$(0.08)	$(0.08)	$(0.31)
- Discontinued operations - diluted	0.03	0.05	0.10	0.15
	$(0.07)	$(0.03)	$0.02	$(0.16)
Weighted-average shares outstanding
- basic	14,880,887	15,134,583	14,939,919	15,206,179
- diluted	14,880,887	15,134,583	15,139,904	15,206,179

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$281,459	$(2,503,438)
Discontinued operations	1,491,004	$2,334,811
Net income(loss) from continuing operations	(1,209,545)	$(4,838,249)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,529,245	3,524,684
Share-based compensation	517,081	805,338
Decrease in non-cash contingent consideration	(632,646)	(806,390)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	(52,070)	169,406
Noncash interest expense	33,943	36,197
Gain on forgiveness of debt	(2,187,140)	—
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	2,527,183	(1,817,490)
Inventories	2,555,393	1,696,668
Other current assets and other assets	1,627,350	1,962,024
Accounts payable and other current liabilities	(3,093,741)	3,248,450
Other long-term liabilities	(723,294)	(1,585,584)
Net cash provided by (used in) operating activities from continuing operations	2,891,759	2,395,054
Discontinued operations	1,491,004	2,166,086
Net cash provided by operating activities	4,382,763	4,561,140
Cash flows from investing activities:
Additions to property and equipment	(94,485)	(95,189)
Proceeds from surrender of life insurance policies	—	460,888
Note receivable investment funding	(200,000)	—
Additions to intangibles	(180,613)	(1,807,467)
Net cash (used in) investing activities	(475,098)	(1,441,768)
Cash flows from financing activities:
Borrowings on line of credit	45,000,000	44,000,000
Repayments on line of credit	(45,000,000)	(45,500,000)
Cash payment of contingent consideration	(1,792,573)	(834,014)
Repurchase of subsidiary shares to noncontrolling interest	—	(800,000)
Repurchase of common shares	(1,025,657)	(1,551,463)
Net cash used in financing activities	(2,818,230)	(4,685,477)
Net increase (decrease) in cash and cash equivalents	1,089,435	(1,566,105)
Cash and cash equivalents at beginning of period	$24,753,796	$28,212,635
Cash and cash equivalents at end of period	$25,843,231	$26,646,530

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended September 30, 2021		Three months ended September 30, 2020
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,055,278)	$(0.07)	$(481,737)	$(0.03)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	31,415	—	15,967	—
Net income (loss)	(1,086,693)	(0.07)	(497,704)	(0.03)
Discontinued operations	496,787	0.03	777,916	0.05
Net income (loss) from continuing operations	(1,583,480)	(0.10)	(1,275,620)	(0.08)
Adjustments to net income (loss) from continuing operations
Income tax expense	7,458	—	3,728	—
Depreciation and amortization	1,073,669	0.07	1,190,015	0.08
Share-based compensation (a)	162,167	0.01	262,415	0.02
Gain on forgiveness of debt (b)	—	—	—	—
Interest income	(7,394)	—	(12,004)	—
Interest expense	20,021	—	75,210	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$(327,559)	$(0.02)	$243,744	$0.02

Diluted weighted-average common shares outstanding:		14,880,887		15,134,583

	Nine months ended September 30, 2021		Nine months ended September 30, 2020
	2021	2021	2020	2020
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$340,110	$0.02	$(2,455,632)	$(0.16)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	58,651	—	47,806	—
Net income (loss)	281,459	0.02	(2,503,438)	(0.16)
Discontinued operations	1,491,004	0.10	2,334,811	0.15
Net income (loss) from continuing operations	(1,209,545)	(0.08)	(4,838,249)	(0.31)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	22,375	—	45,423	—
Depreciation and amortization	3,529,245	0.23	3,524,684	0.23
Share-based compensation (a)	517,081	0.03	805,338	0.05
Gain on forgiveness of debt (b)	(2,187,140)	(0.14)	—	—
Interest income	(19,411)	—	(70,553)	—
Interest expense	70,297	—	227,730	0.01
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$722,902	$0.05	$(305,627)	$(0.02)

Diluted weighted-average common shares outstanding:		15,139,904		15,206,179

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation, loan forgiveness and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.

(b) Represents the forgiveness of the PPP Loan by the Small Business Administration.

•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.